UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008

FUNDSTECH CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-138512	51-0571588
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

100331 Sawgrass Drive West, Suite 107, Ponte Vedra Beach, FL 32082
(Address of principal executive offices)

(904) 273-2702
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Fundstech Corp. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (“Amendment”) with the Secretary of State of the State of Delaware that was effective January 7, 2008. The Amendment was filed to effect a forward split of the issued and outstanding common shares of the Company, whereby every share of common stock held was exchanged for two shares of common stock. As a result, the issued and outstanding shares of common stock were increased from 7,148,995 prior to the forward split to approximately 14,297,990 following the forward split.

The authorized capital of the Company will remain at 100,000,000 shares of common stock, par value $.001, and 5,000,000 shares of preferred stock, par value $.001. The Amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNDSTECH CORP.

Date: January 9, 2008	/s/ Michael Dodak
Michael Dodak
Chief Executive Officer